Greystone Business Credit II LLC

LOAN AND SECURITY AGREEMENT

Dated as of December 29, 2006

between

GREYSTONE BUSINESS CREDIT II LLC,

as Lender,

and

TITAN GLOBAL HOLDINGS, INC.
TITAN PCB WEST, INC.
TITAN PCB EAST, INC.
OBLIO TELECOM, INC.
TITAN WIRELESS COMMUNICATIONS, INC.
START TALK INC. AND
PINLESS, INC.

as Borrowers

Greystone Business Credit II LLC	Loan and Security Agreement

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Greystone Business Credit II LLC	Loan and Security Agreement

	5.12	Litigation	16
	5.13	Use of Proceeds	17
	5.14	Insurance	17
	5.15	Financial and Collateral Reports	17
	5.16	Litigation Cooperation	19
	5.17	Maintenance of Collateral, Etc	19
	5.18	Notification of Changes	19
	5.19	Further Assurances	19
	5.20	Negative Covenants	19
	5.21	Financial Covenants	20
6.	RELEASE AND INDEMNITY		21
	6.1	Release	21
	6.2	Indemnity	21
7.	TERM		22
	7.1	Maturity Date	22
	7.2	Early Termination	22
	7.3	Payment of Obligations	23
	7.4	Effect of Termination	23
8.	EVENTS OF DEFAULT AND REMEDIES		23
	8.1	Events of Default	23
	8.2	Remedies	24
	8.3	Application of Proceeds	26
9.	GENERAL PROVISIONS		27
	9.1	Notices	27
	9.2	Severability	27
	9.3	Integration	27
	9.4	Waivers	27
	9.5	Amendment	28
	9.6	Time of Essence	28
	9.7	Attorneys Fees and Costs	28
	9.8	Benefit of Agreement; Assignability	29
	9.9	Headings; Construction	29
	9.10	GOVERNING LAW; CONSENT TO FORUM, ETC	29
	9.11	WAIVER OF JURY TRIAL, ETC	30
10.	Joint and Several Liability		30

Schedule A	Description of Certain Terms
Schedule B	Definitions
Exhibit A	Form of Term Note A
Exhibit B	Form of Term Note B

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Greystone Business Credit II LLC

Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, this "Agreement") is entered into on December 29, 2006 between Greystone Business Credit II LLC ("Lender"), having an address at 152 West 57th Street, 60th Floor, New York, New York 10019 and Titan Global Holdings, Inc., a Utah corporation, Titan PCB West, Inc., a Delaware corporation, Titan PCB East, Inc., a Delaware corporation, Oblio Telecom, Inc., a Delaware corporation, Titan Wireless Communications, Inc., a Delaware corporation, Start Talk Inc., a Delaware corporation, and Pinless, Inc., a Texas corporation (collectively, "Borrowers", and each a "Borrower"), whose principal office is located at 407 International Parkway, Suite 403, Richardson, Texas 75088 ("Borrowers' Address"). The Schedules to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1.	LOANS AND CREDIT ACCOMMODATIONS.

1.1  Amount.

Subject to the terms and conditions contained in this Agreement, Lender will:

(a)  Revolving Loans and Credit Accommodations. From time to time during the Term at each Borrower's request, make revolving loans to such Borrower ("Revolving Loans"), and make letters of credit, bankers acceptances and other credit accommodations ("Credit Accommodations") available to such Borrower, in each case to the extent that there is sufficient Availability for such Borrower at the time of such request to cover, dollar for dollar, the requested Revolving Loan or Credit Accommodation of such Borrower; provided, that after giving effect to such Revolving Loan or Credit Accommodation, (x) the outstanding balance of all monetary Obligations (excluding the principal balance of any Term Loans and including the Credit Accommodation Balance) will not exceed the Maximum Facility Amount set forth in Section 1(a) of Schedule A and (y) none of the other Loan Limits for Revolving Loans set forth in Section 1 of Schedule A will be exceeded. For this purpose, "Availability" means, with respect to each Borrower:

(i)  the aggregate amount of such Borrower's Eligible Accounts (less maximum existing or asserted taxes, discounts, credits and allowances) multiplied by the Accounts Advance Rate set forth in Section 1(b)(i) of Schedule A (but in no event to exceed the Accounts Sublimit set forth in Section 1(c) of Schedule A);

plus

(ii)  the lower of cost or market value of such Borrower's Eligible Inventory multiplied by the applicable Inventory Advance Rate(s) set forth in Section 1(b)(ii) of Schedule A, but not to exceed the Inventory Sublimit(s) set forth in Section 1(d) of Schedule A;

Greystone Business Credit II LLC	Loan and Security Agreement

minus

(iii)  all Reserves with respect to such Borrower which Lender has established pursuant to Section 1.2 (including those to be established in connection with the requested Revolving Loan or Credit Accommodation);

minus

(iv)  the outstanding balance of all monetary Obligations with respect to such Borrower (excluding the principal balance of the Term Loan with respect to such Borrower); and

plus

(v)  the Overadvance Amount with respect to such Borrower, if any, set forth in Section 1(g) of Schedule A.

(b)  Term Loan A. Make (i) on the date of this Agreement an advance to Borrowers computed with respect to the value of all Eligible Equipment owned by Borrowers on the date of this Agreement (the "Equipment Advance") in the principal amount, if any, set forth in Section 2(a)(i)(A) of Schedule A, (ii) on the date of this Agreement an advance to Borrowers computed with respect to the value of all Eligible Real Property owned by Borrowers on the date of this Agreement (the "Real Property Advance") in the principal amount, if any, set forth in Section 2(a)(i)(B) of Schedule A and (iii) in Lender's sole and absolute discretion and upon at least fifteen days prior written request by Borrowers, one or more advances to Borrowers computed with respect to the value of all Capital Expenditure Equipment to be acquired with the proceeds of such advance (each, a "Capital Expenditure Advance") in a principal amount, if any, set forth in Section 2(a)(i)(C) of Schedule A. The Equipment Advance, the Real Property Advance and all Capital Expenditure Advances are referred to individually as a "Term Loan A Advance" and collectively as the "Term Loan A." Each Term Loan A Advance will be evidenced by a term note in the form attached hereto as Exhibit A.

(c)  Term Loan B. Make on the date of this Agreement an advance to Borrowers computed with respect to the value of the Tax Refunds owing to Borrowers on the date of this Agreement (the "Term Loan B Advance" and collectively as the "Term Loan B"; and together with the Term Loan A the "Term Loan.") in the principal amount, if any, set forth in Section 2(a)(ii) of Schedule A. Each Term Loan B Advance will be evidenced by a term note in the form attached hereto as Exhibit B.

1.2  Reserves.

Lender may from time to time establish and revise such reserves as Lender deems appropriate in its sole discretion ("Reserves") to reflect (i) events, conditions, contingencies or risks which affect or may affect (A) the Collateral or its value, or the security interests and other rights of Lender in the Collateral or (B) the assets, business or prospects of Borrowers or any Obligor, (ii) Lender's good faith concern that any Collateral report or financial information furnished to Lender by or on behalf of Borrowers or any Obligor is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Lender determines in good faith constitutes, or could constitute, a Default or Event of Default or (iv) any other events or circumstances which Lender determines in good faith make the establishment or revision of a Reserve prudent. Without limiting the foregoing, Lender shall (x) in the case of each Credit Accommodation issued for the purchase of Inventory (a) which meets the criteria for Eligible Inventory set forth in clauses (i), (ii), (iii), (v) and (vi) of the definition of Eligible Inventory, (b) which is or will be in transit to one of the locations set forth in Sections 9(a)(4), 9(b)(4), 9(c)(4), 9(d)(4), 9(e)(4), 9(f)(4) or 9(g)(4) of Schedule A, (c) which is fully insured in a manner satisfactory to Lender and (d) with respect to which Lender is in possession of all bills of lading and all other documentation which Lender has requested, all in form and substance satisfactory to Lender in its sole discretion, establish a Reserve equal to the cost of such Inventory (plus all duties, freight, taxes, insurance, costs and other charges and expenses relating to such Credit Accommodation or such Eligible Inventory) multiplied by a percentage equal to 100% minus the Inventory Advance Rate applicable to such Eligible Inventory and (y) in the case of any other Credit Accommodation issued for any other purpose, establish a Reserve equal to the full amount of such Credit Accommodation plus all costs and other charges and expenses relating to such Credit Accommodation. In addition, Lender shall establish a permanent Reserve in the amount set forth in Section 1(f) of Schedule A and if the outstanding principal balance of any Term Loan A Advance with respect to Eligible Equipment exceeds the percentage set forth in Section 2(a)(i)(A) or 2(a)(i)(C) of Schedule A of the appraised value of such Eligible Equipment, Lender may establish an additional Reserve in the amount of such excess (and, for this purpose, if payments of principal on the Term Loan A Advances against Eligible Equipment and Real Property are not calculated separately, payments of principal of the Term Loan A made by Borrowers shall be deemed to apply to the Term Loan A Advance with respect to Eligible Equipment and Real Property, respectively, in proportion to the original principal amounts of such Advances). Lender may, in its discretion, establish and revise Reserves by deducting them in determining Availability or by reclassifying Eligible Accounts or Eligible Inventory as ineligible. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender with respect thereto.

Greystone Business Credit II LLC	Loan and Security Agreement

1.3  Other Provisions Applicable to Credit Accommodations.

Lender may, in its sole discretion and on terms and conditions acceptable to Lender, make Credit Accommodations available to Borrowers either by issuing them, or by causing other financial institutions to issue them supported by Lender's guaranty or indemnification; provided, that after giving effect to each Credit Accommodation, the Credit Accommodation Balance will not exceed the Credit Accommodation Limit set forth in Section 1(e) of Schedule A. Any amounts paid by Lender in respect of a Credit Accommodation to a Borrower will be treated for all purposes as a Revolving Loan to such Borrower which shall be secured by the Collateral and bear interest, and be payable, in the same manner as a Revolving Loan. Borrowers agree to execute all documentation required by Lender or the issuer of any Credit Accommodation in connection with any such Credit Accommodation.

Greystone Business Credit II LLC	Loan and Security Agreement

1.4  Repayment.

Accrued interest on all monetary Obligations shall be payable on the first day of each month. Principal of the Term Loans shall be repaid as set forth in Section 2(b) of Schedule A. If at any time any of the Loan Limits are exceeded, Borrowers will immediately pay to Lender such amounts (or provide cash collateral to Lender with respect to the Credit Accommodation Balance in the manner set forth in Section 7.3) as shall cause all Borrowers to be in full compliance with all of the Loan Limits. Notwithstanding the foregoing, Lender may, in its sole discretion, make or permit Revolving Loans, the Term Loans, any Credit Accommodations or any other monetary Obligations to be in excess of any of the Loan Limits; provided, that Borrowers shall, upon Lender's demand, pay to Lender such amounts as shall cause all Borrowers to be in full compliance with all of the Loan Limits. All unpaid monetary Obligations shall be payable in full on the Maturity Date (as defined in Section 7.1) or, if earlier, the date of any early termination pursuant to Section 7.2. Notwithstanding the foregoing, (i) upon receipt of Tax Refunds, the amount of such Tax Refunds shall be paid to Lender for application to Term Loan B as a mandatory prepayment as set forth in Section 2(b)(iii) of Schedule A and (ii) Borrowers shall make any mandatory prepayments of Term Loan B set forth in Section 2(b)(iv) of Schedule A.

1.5  Minimum Borrowing.

Subject to the terms and conditions of this Agreement, Borrowers agree to (i) borrow sufficient amounts to cause the outstanding principal balance of the Loans to equal or exceed, at all times prior to the Maturity Date, the Minimum Loan Amount set forth in Section 4 of Schedule A and (ii) maintain Availability sufficient to enable each Borrower to do so. However, Lender shall not be obligated to loan Borrowers the Minimum Loan Amount other than in accordance with all of the terms and conditions of this Agreement.

2.	INTEREST AND FEES.

2.1  Interest.

All Loans and other monetary Obligations shall bear interest at the Interest Rate(s) set forth in Section 3 of Schedule A, except where expressly set forth to the contrary in this Agreement or another Loan Document; provided, that after the occurrence of an Event of Default, all Loans and other monetary Obligations shall, at Lender's option, bear interest at a rate per annum equal to three percent (3%) in excess of the rate otherwise applicable thereto (the "Default Rate") until paid in full (notwithstanding the entry of any judgment against any Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. Changes in the Interest Rate shall be effective as of the date of any change in the Prime Rate. Notwithstanding anything to the contrary contained in this Agreement, the aggregate of all amounts deemed to be interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrowers any such excess interest received by Lender.

Greystone Business Credit II LLC	Loan and Security Agreement

2.2  Fees and Shares of Stock.

Borrowers shall pay Lender the following fees, and issue Lender the following shares of stock, which are in addition to all interest and other sums payable by Borrowers to Lender under this Agreement, and are not refundable:

(a)  Closing Fee. A closing fee (the "Closing Fee") in the amount set forth in Section 6(a) of Schedule A, which shall be deemed to be fully earned as of, and payable on, the date hereof.

(b)  Facility Fees. A facility fee for the Initial Term (the "Initial Term Facility Fee") in the amount set forth in Section 6(b)(i) of Schedule A (which shall be fully earned as of, and shall be payable on, each anniversary of the date of this Agreement during the Initial Term, other than the Maturity Date), and a facility fee for each Renewal Term (the "Renewal Term Facility Fee") in the amount set forth in Section 6(b)(ii) of Schedule A (which shall be fully earned as of, and shall be payable on, the first day of such Renewal Term and on each anniversary thereof during such Renewal Term, other than the Maturity Date).

(c)  Servicing Fee. A monthly servicing fee (the "Servicing Fee") in the amount set forth in Section 6(c) of Schedule A, in consideration of Lender's administration and other services pursuant to this Agreement for each month (or part thereof), which shall be fully earned as of, and payable in advance on, the date of this Agreement and on the first day of each month thereafter so long as any of the Obligations are outstanding.

(d)  Unused Line Fee. An unused line fee (the "Unused Line Fee") at a rate equal to the percentage per annum set forth in Section 6(d) of Schedule A of the amount by which the Maximum Facility Amount exceeds the average daily outstanding principal balance of the Loans and the Credit Accommodation Balance during the immediately preceding month (or part thereof), which fee shall be payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date.

(e)  Minimum Borrowing Fee. A minimum borrowing fee (the "Minimum Borrowing Fee") equal to the excess, if any, of (i) interest which would have been payable in respect of each period set forth in Section 6(e)(i) of Schedule A if, at all times during such period, the principal balance of the Loans were equal to the Minimum Loan Amount over (ii) the actual interest payable in respect of such period, which fee shall be fully earned as of the last day of such period and payable on the date set forth in Section 6(e)(ii) of Schedule A and on the Maturity Date, commencing with the immediately following period.

Greystone Business Credit II LLC	Loan and Security Agreement

(f)  Success Fee. A success fee (the "Success Fee") in the amount set forth in Section 6(f) of Schedule A, which shall be fully earned as of the date of this Agreement and payable as set forth in Section 6(f) of Schedule A.

(g)  Shares. Shares of the capital stock of Titan Global Holdings, Inc. (the "Shares"), as summarized in Section 6(g) of Schedule A and as more fully set forth in a separate stock purchase agreement executed by Borrowers contemporaneously with this Agreement.

(h)  Credit Accommodation Fees. The fees relating to Credit Accommodations (or guaranties thereof by Lender) in the amount set forth in Section 6(i) of Schedule A (the "Credit Accommodation Fees"), payable, in arrears, on the first day of each month so long as any of the Obligations are outstanding and on the Maturity Date, plus all costs and fees charged by the issuer, payable as and when such costs and fees are charged.

(i)  Administration Fee. A monthly administration fee (the "Administration Fee") in the amount set forth in Section 6(k) of Schedule A, in consideration of Lender's administration of collateral and other matters pursuant to this Agreement for each month (or part thereof) which shall be fully earned as of, and payable in advance on the date of this Agreement and on the first day of each month thereafter so long as any of the Obligations are outstanding through the payment due December 1, 2007.

2.3  Computation of Interest and Fees.

All interest and fees shall be calculated daily on the closing balances in the Loan Account based on the actual number of days elapsed in a year of 360 days. For purposes of calculating interest and fees, if the outstanding daily principal balance of the Revolving Loans is a credit balance, such balance shall be deemed to be zero.

2.4  Loan Account; Monthly Accountings.

Lender shall maintain a loan account for Borrowers collectively and each Borrower individually, reflecting all advances, charges, expenses and payments made pursuant to this Agreement (collectively, the "Loan Account"), and shall provide Borrowers with a monthly accounting reflecting the activity in the Loan Account as soon as reasonably practicable. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrowers notify Lender in writing to the contrary within sixty days after such account is rendered, describing the nature of any alleged errors or omissions. However, Lender's failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Credit Accommodations) may, in Lender's discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

Greystone Business Credit II LLC	Loan and Security Agreement

3.	SECURITY INTEREST.

3.1  Grant of Security Interest.

To secure the full payment and performance of all of the Obligations, each Borrower hereby assigns to Lender and grants to Lender a continuing security interest in the following property of such Borrower, whether tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (ii) all Chattel Paper, Instruments, Documents and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims (including without limitation, the Tax Refunds), claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory (whether or not Eligible Inventory); (iv) all Goods (other than Inventory), including Equipment (whether or not Eligible Equipment), vehicles and Fixtures; (v) all Investment Property; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims listed in Section 14 of Schedule A; (ix) all Supporting Obligations; (x) any other property of such Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of such Borrower’s books and records relating to any of the foregoing and to such Borrower’s business.

3.2  Possessory Collateral.

Immediately upon any Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Borrower's attorney and agent-in-fact, to endorse or assign the same on such Borrower's behalf.

Greystone Business Credit II LLC	Loan and Security Agreement

3.3  Preservation of Collateral and Perfection of Security Interest Therein.

Each Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations and to facilitate the collection of the Collateral. Each Borrower authorizes Lender to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, in order to perfect Agent's security interest in the Collateral without any Borrower's signature. Each Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any financing statements filed prior to the date hereof.

4.	ADMINISTRATION.

4.1  Lock Boxes.

Borrowers will, at their expense, establish (and revise from time to time as Lender may require) procedures acceptable to Lender, in Lender's sole discretion, for the collection of checks, wire transfers and other proceeds of Accounts ("Account Proceeds"), which may include directing all Account Debtors to send all such proceeds directly to a post office box designated by Lender either in the name of the applicable Borrower (but as to which Lender has exclusive access) or, at Lender's option, in the name of Lender (a "Lock Box"). Each Borrower agrees to execute, and to cause its depository banks to execute, such Lock Box agreements and other documentation as Lender shall require from time to time in connection with the foregoing.

4.2  Remittance of Proceeds and Tax Refunds.

Except as provided in Section 4.1, all Proceeds arising from (a) the sale or other disposition of any Collateral or (b) Tax Refunds shall be delivered, in kind, by each Borrower to Lender in the original form in which received by such Borrower not later than the following Business Day after receipt by such Borrower. Until so delivered to Lender, each Borrower shall hold such Proceeds separate and apart from such Borrower's other funds and property in an express trust for Lender. Nothing in this Section 4.2 shall limit the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.3  Application of Payments.

Lender may, in its sole discretion, apply, reverse and re-apply all cash and non-cash Proceeds of Collateral or other payments received with respect to the Obligations, in such order and manner as Lender shall determine, whether or not the Obligations are due, and whether before or after the occurrence of a Default or an Event of Default. For purposes of determining Availability, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender's receipt of an advice from Lender's Bank (set forth in Section 11 of Schedule A) that such items have been credited to Lender's account at Lender's Bank (or upon Lender's deposit thereof at Lender's Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender five Business Days after Lender's receipt of advice of deposit thereof at Lender's Bank.

Greystone Business Credit II LLC	Loan and Security Agreement

4.4  Notification; Verification.

Lender or its designee may, from time to time, whether or not a Default or Event of Default has occurred: (i) verify directly with the Account Debtors the validity, amount and other matters relating to the Accounts and Chattel Paper, by means of mail, telephone or otherwise, either in the name of any Borrower or Lender or such other name as Lender may choose; (ii) notify Account Debtors that Lender has a security interest in the Accounts and that payment thereof is to be made directly to Lender; and (iii) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so).

4.5  Power of Attorney.

Each Borrower hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at any time (whether or not a Default or Event of Default has occurred and is continuing, except as expressly provided below), at Lender's option, but without obligation, with or without notice to such Borrower, and at Borrowers' expense, to do any or all of the following, in such Borrower's name or otherwise: (i) execute on behalf of such Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interests in the Collateral, to exercise a right of such Borrower or Lender, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements and continuation financing statements, and amendments thereto, as Lender shall deem necessary or appropriate) and to file as a financing statement any copy of this Agreement or any financing statement signed by such Borrower; (ii) execute on behalf of such Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (iii) execute on behalf of such Borrower any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien; (iv) execute on behalf of such Borrower any notice to any Account Debtor; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; (vi) endorse such Borrower's name on all checks and other forms of remittances received by Lender; (vii) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (viii) after the occurrence of a Default or Event of Default, grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (ix) pay any sums required on account of such Borrower's taxes or to secure the release of any Liens therefor; (x) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (xi) settle and adjust, and give releases of, any insurance claim in an amount in excess of $50,000 (or upon the occurrence and during the continuance of an Event of Default, any insurance claim regardless of its amount) that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; (xiii) after the occurrence of a Default or Event of Default, change the address for delivery of such Borrower's mail and receive and open all mail addressed to such Borrower; and (xiv) endorse or assign to Lender on such Borrower's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Borrower pursuant to Section 3.2. Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Borrowers agree that Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of Borrowers.

Greystone Business Credit II LLC	Loan and Security Agreement

4.6  Disputes.

Borrowers shall promptly notify Lender of all disputes or claims relating to Accounts and Chattel Paper. Borrowers will not, without Lender's prior written consent, compromise or settle any Account or Chattel Paper for less than the full amount thereof, grant any extension of time of payment of any Account or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any Account or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Account or Chattel Paper; except that prior to the occurrence of an Event of Default, Borrowers may take any of such actions in the ordinary course of its business, provided that Borrowers promptly report the same to Lender.

4.7  Invoices.

At Lender's request, each Borrower will cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender, to reflect Lender's security interest therein.

Greystone Business Credit II LLC	Loan and Security Agreement

4.8  Inventory.

(a)  Returns. Provided that no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Borrower in the ordinary course of its business, Borrower will promptly upon issuing any credit memorandum in an amount in excess of $10,000 to the Account Debtor in an appropriate amount, send a copy thereof to Lender. After the occurrence of an Event of Default, no Borrower will accept any return without Lender's prior written consent. If an Event of Default has occurred, Borrowers will (i) hold the returned Inventory in trust for Lender; (ii) segregate all returned Inventory from all of Borrowers' other property; and (iii) conspicuously label the returned Inventory as Lender's property. Regardless of whether an Event of Default has occurred, Borrowers will immediately notify Lender of the return of such Inventory, specifying the reason for such return, the location and the condition of the returned Inventory and, at Lender's request, deliver such returned Inventory to Lender at an address specified by Lender.

(b)  Other Covenants. Borrowers will not, without Lender's prior written consent, (i) store any Inventory with any warehouseman or other third party other than as set forth in Sections 9(a)(4), 9(b)(4), 9(c)(4), 9(d)(4), 9(e)(4), 9(f)(4) or 9(g)(4) of Schedule A or (ii) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis. All of the Inventory has been produced only in accordance with the Fair Labor Standards Act of 1938 and all rules, regulations and orders promulgated thereunder.

4.9  Access to Collateral, Books and Records.

At reasonable times, and on two Business Day's notice prior to the occurrence of a Default or an Event of Default and at any time and with or without notice after the occurrence of a Default or an Event of Default, Lender or its agents shall have the right to inspect the Collateral, and the right to examine and copy each Borrower's books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or examination, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, attorneys and participants, and pursuant to any subpoena or other legal process. Each Borrower agrees to give Lender access to any or all of such Borrower's premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers' expense and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Lender's then current standard charge), plus reasonable out-of-pocket expenses. Lender may, at Borrowers' expense, use each Borrower's personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Borrowers' expense, all financial information, books and records, work papers, management reports and other information in their possession regarding each Borrower. No Borrower will enter into any agreement with any accounting firm, service bureau or third party to store such Borrower's books or records at any location other than Borrowers' Address without first obtaining Lender's written consent (which consent may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement).

Greystone Business Credit II LLC	Loan and Security Agreement

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, each Borrower represents, warrants and covenants as follows (it being understood that (i) each such representation and warranty will be deemed remade as of the date on which each Loan is made and each Credit Accommodation is provided and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each such representation, warranty and covenant will be a condition to each Loan and Credit Accommodation):

5.1  Existence and Authority.

Titan Global Holdings, Inc. is duly organized, validly existing and in good standing under the laws of the State of Utah and its state organizational identification number is __________. Titan PCB West, Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware and its state organizational identification number is __________. Titan PCB East, Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware and its state organizational identification number is __________. Oblio Telecom, Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware and its state organizational identification number is __________. Titan Wireless Communications, Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware and its state organizational identification number is __________. Start Talk Inc. is duly organized, validly existing and in good standing under the laws of the State of Delaware and its state organizational identification number is __________. Pinless, Inc. is duly organized, validly existing and in good standing under the laws of the State of Texas and its state organizational identification number is __________. Each Borrower is qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on such Borrower. The execution, delivery and performance by Borrowers of this Agreement and all of the other Loan Documents have been duly and validly authorized, do not violate any Borrower's articles or certificate of incorporation, by-laws or other organizational documents, or any law or any agreement or instrument or any court order which is binding upon any Borrower or its property, do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon any Borrower or its property, and do not require the consent of any Person. This Agreement and such other Loan Documents have been duly executed and delivered by, and are enforceable against, each Borrower, and all other Obligors who have signed them, in accordance with their respective terms. Sections 9(a)(7), 9(b)(7), 9(c)(7), 9(d)(7), 9(e)(7), 9(f)(7) and 9(g)(7) and Sections 9(a)(8), 9(b)(8), 9(c)(8), 9(d)(8), 9(e)(8), 9(f)(8) and 9(g)(8) of Schedule A set forth the ownership of each Borrower and the names and ownership of each Borrower's Subsidiaries as of the date of this Agreement.

Greystone Business Credit II LLC	Loan and Security Agreement

5.2  Name; Trade Names and Styles.

The name of each Borrower set forth in the heading to this Agreement is its correct and complete legal name as of the date hereof. Listed in Sections 9(a)(1), 9(b)(1), 9(c)(1), 9(d)(1), 9(e)(1), 9(f)(1) and 9(g)(1), Sections 9(a)(2), 9(b)(2), 9(c)(2), 9(d)(2), 9(e)(2), 9(f)(2) and 9(g)(2) and Sections 9(a)(1), 9(b)(1), 9(c)(1), 9(d)(1), 9(e)(1), 9(f)(1) and 9(g)(1) of Schedule A are all prior names of each Borrower and all of each Borrower's present and prior trade names. Each Borrower shall give Lender at least thirty days' prior written notice before changing its name or doing business under any other name. Each Borrower has complied with all laws relating to the conduct of business under a fictitious business name. Each Borrower represents and warrants that (i) each trade name does not refer to another corporation or other legal entity; and (ii) all Accounts invoiced under any such trade names are owned exclusively by such Borrower and are subject to the security interest of Lender and the other terms of this Agreement.

5.3  Title to Collateral; Permitted Liens.

Borrowers have good and marketable title to the Collateral. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrowers will at all times defend Lender and the Collateral against all claims of others. None of the Collateral which is Equipment is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which any Borrower has delivered to Lender a landlord's waiver in form and substance satisfactory to Lender, no Borrower is a lessee or sublessee under any real property lease or sublease pursuant to which the lessor or sublessor may obtain any rights in any of the Collateral, and no such lease or sublease now prohibits, restrains, impairs or conditions, or will prohibit, restrain, impair or condition, any Borrower's right to remove any Collateral from the premises. Except for warehouses as to which any Borrower has delivered to Lender a warehouseman's waiver in form and substance satisfactory to Lender, no Borrower is a bailor of any Goods at any warehouse under an arrangement pursuant to which the warehouseman may obtain any rights in any of the Collateral. Prior to causing or permitting any Collateral to be located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lienholder or otherwise), Borrowers shall, whenever requested by Lender, cause each such third party to execute and deliver to Lender, in form and substance acceptable to Lender, such waivers and subordinations as Lender shall specify, so as to ensure that Lender's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrowers will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

Greystone Business Credit II LLC	Loan and Security Agreement

5.4  Accounts and Chattel Paper.

As of each date reported by Borrowers, all Accounts which Borrowers have reported to Lender as being Eligible Accounts comply in all respects with the criteria for eligibility established by Lender and in effect at such time. All Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrowers in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

5.5  Electronic Chattel Paper.

To the extent that any Borrower obtains or maintains any Electronic Chattel Paper, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.6  Investment Property.

Borrowers will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in a manner acceptable to Lender and (ii) obtain from any issuers of Investment Property and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender's exclusive control over such Investment Property and take such other actions as Lender may request to perfect Lender's security interest in such Investment Property. For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and the applicable Borrower delivers such certificated securities to Lender (with appropriate endorsements if such certificated securities are in registered form); (B) such Investment Property consists of uncertificated securities and either (x) such Borrower delivers such uncertificated securities to Lender or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by such Borrower, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by such Borrower.

Greystone Business Credit II LLC	Loan and Security Agreement

5.7  Commercial Tort Claims.

No Borrower has any Commercial Tort Claims pending other than those listed in Section 14 of Schedule A, and Borrowers shall promptly notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute Borrowers' authorization to amend such Section 14 to add such Commercial Tort Claim.

5.8  State of Organization; Location of Collateral.

Each Borrower's Address is such Borrower's chief executive office and the location of its books and records. In addition, except as provided in the immediately following sentence, Borrowers have places of business and Collateral located only at the locations set forth on Sections 9(a)(4), 9(b)(4), 9(c)(4), 9(d)(4), 9(e)(4), 9(f)(4) and 9(g)(4) and Sections 9(a)(5), 9(b)(5), 9(c)(5), 9(d)(5), 9(e)(5), 9(f)(5) and 9(g)(5) of Schedule A. Borrowers will give Lender at least thirty days' prior written notice before changing a Borrower's state of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than a Borrower's Address or one of the locations set forth in Sections 9(a)(4), 9(b)(4), 9(c)(4), 9(d)(4), 9(e)(4), 9(f)(4) and 9(g)(4) and Sections 9(a)(5), 9(b)(5), 9(c)(5), 9(d)(5), 9(e)(5), 9(f)(5) and 9(g)(5) of Schedule A, and will execute and deliver all financing statements and other agreements, instruments and documents which Lender shall require as a result thereof.

5.9  Financial Condition, Statements and Reports.

All financial statements delivered to Lender by or on behalf of Borrowers have been prepared in conformity with GAAP and completely and fairly reflect the financial condition of each Borrower, at the times and for the periods therein stated. Between the last date covered by any such financial statement provided to Lender and the date hereof (or, with respect to the remaking of this representation in connection with the making of any Loan or the providing of any Credit Accommodation, the date such Loan is made or such Credit Accommodation is provided) there has been no material adverse change in the financial condition or business of any Borrower or Borrowers taken as a whole. Each Borrower is solvent and able to pay its debts as they come due, and has sufficient capital to carry on its business as now conducted and as proposed to be conducted. All schedules, reports and other information and documentation delivered by Borrowers to Lender with respect to the Collateral are, or when delivered will be, true, correct and complete as of the date delivered or the date specified therein.

Greystone Business Credit II LLC	Loan and Security Agreement

5.10  Tax Returns and Payments; Pension Contributions.

Except as otherwise disclosed, each Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by such Borrower and will timely pay all such items in the future as they became due and payable. Each Borrower will diligently pursue the collection of all Tax Refunds to the fullest extent permitted by law. Each Borrower may, however, defer payment of any contested taxes; provided, that such Borrower (i) in good faith contests its obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. Borrowers are unaware of any claims or adjustments proposed for any of any Borrower's prior tax years that could result in additional taxes becoming due and payable by any Borrower. Each Borrower has paid, and shall continue to pay, all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and no Borrower has withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could result in any liability of any Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other governmental agency.

5.11  Compliance with Laws.

Each Borrower has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to any Borrower's ownership of real or personal property, the conduct and licensing of any Borrower's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

5.12  Litigation.

Sections 9(a)(6), 9(b)(6), 9(c)(6), 9(d)(6), 9(e)(6), 9(f)(6) and 9(g)(6) of Schedule A disclose all claims, proceedings, litigation or investigations pending or (to the best of any Borrower's knowledge) threatened against any Borrower. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of any Borrower's knowledge) threatened by or against or affecting any Borrower in any court or before any governmental agency (or any basis therefor known to any Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of any Borrower, or in any material impairment in the ability of any Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrowers will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against any Borrower.

Greystone Business Credit II LLC	Loan and Security Agreement

5.13  Use of Proceeds.

All proceeds of all Loans will be used solely for lawful business purposes.

5.14  Insurance.

Borrowers will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrowers will provide Lender with evidence satisfactory to Lender that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty days' prior written notice to Lender, shall contain breach of warranty coverage, and shall otherwise be in form and substance satisfactory to Lender. Upon receipt of the proceeds of any such insurance, Lender will apply such proceeds in reduction of the Obligations as Lender shall determine in its sole discretion. Borrowers will promptly deliver to Lender copies of all reports made to insurance companies.

5.15  Financial and Collateral Reports.

Each Borrower has kept and will keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions, and will cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender):

(a)  Collateral Reports. On or before the fifteenth day of each month, an aging of each Borrower's Accounts, Chattel Paper and notes receivable, and, on a monthly basis, or more frequently as requested by Lender, Inventory reports, all in such form, and together with such additional certificates, schedules and other information with respect to the Collateral or the business of each Borrower or any Obligor, as Lender shall request; provided, that any Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interests and other rights in any of the Accounts, nor shall Lender's failure to advance or lend against a specific Account affect or limit Lender's security interest and other rights therein. Together with each such schedule, Borrowers shall furnish Lender with copies (or, at Lender's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrowers warrant the genuineness of all of the foregoing. In addition, each Borrower shall deliver to Lender the originals of all Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements. Lender may destroy or otherwise dispose of all documents, schedules and other papers delivered to Lender pursuant to this Agreement (other than originals of Instruments, Chattel Paper, security agreements, guaranties and other documents and property evidencing or securing any Accounts) six months after Lender receives them, unless a Borrower requests their return in writing in advance and arranges for their return to such Borrower at Borrowers' expense;

Greystone Business Credit II LLC	Loan and Security Agreement

(b)  Annual Statements. Not later than 105 days after the close of each fiscal year of each Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrowers and their Subsidiaries as of the end of such year, on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender, together with a copy of any management letter issued in connection therewith and a letter from such accountants acknowledging that Lender is relying on such financial statements;

(c)  Interim Statements. Not later than thirty days after the end of each month hereafter, including the last month of each Borrower's fiscal year, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of Borrowers’ fiscal year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of such Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(d)  Projections, Etc. Such business projections, Availability projections, business plans, budgets and cash flow statements for each Borrower and its Subsidiaries as Lender shall request from time to time;

(e)  Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which each Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

(f)  ERISA Reports. Upon request by Lender, copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto; and

(g)  Other Information. Such other data, appraisals and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or each Borrower's and each of its Subsidiary's financial condition or results of operations.

Greystone Business Credit II LLC	Loan and Security Agreement

5.16  Litigation Cooperation.

Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to any Borrower, such Borrower shall, without expense to Lender, make available such Borrower and its officers, employees and agents, and such Borrower's books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.17  Maintenance of Collateral, Etc.

Each Borrower will maintain all of its Equipment in good working condition, ordinary wear and tear excepted, and no Borrower will use the Collateral for any unlawful purpose. Borrowers will immediately advise Lender in writing of any material loss or damage to the Collateral and of any investigation, action, suit, proceeding or claim relating to the Collateral or which may result in an adverse impact upon any Borrower's business, assets or financial condition.

5.18  Notification of Changes.

Each Borrower will promptly notify Lender in writing of any change in its officers or directors, the opening of any new bank account or other deposit account, or any material adverse change in the business or financial affairs of such Borrower or the existence of any circumstance which would make any representation or warranty of any Borrower untrue in any material respect or constitute a material breach of any covenant of any Borrower.

5.19  Further Assurances.

Each Borrower agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, as Lender may request from time to time to perfect and maintain Lender's security interests in the Collateral and to fully carry out the transactions contemplated by this Agreement.

5.20  Negative Covenants.

Except as set forth in Section 13 of Schedule A, no Borrower will, without Lender's prior written consent, (i) merge or consolidate with another Person, form any new Subsidiary or acquire any interest in any Person; (ii) acquire any assets except in the ordinary course of business and as otherwise permitted by this Agreement and the other Loan Documents; (iii) enter into any transaction outside the ordinary course of business; (iv) sell or transfer any Collateral or other assets, except that Borrowers may sell finished goods Inventory in the ordinary course of their business; (v) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; (vi) incur any debt outside the ordinary course of business; (vii) guaranty or otherwise become liable with respect to the obligations of another party or entity; (viii) pay or declare any dividends or other distributions on any Borrower's stock, if such Borrower is a corporation (except for dividends payable solely in capital stock of such Borrower) or with respect to any equity interests, if such Borrower is not a corporation; (ix) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of any Borrower's capital stock or other equity interests; (x) make any change in any Borrower's capital structure; (xi) dissolve or elect to dissolve; (xii) pay any principal or interest on any indebtedness owing to an Affiliate, (xiii) enter into any transaction with an Affiliate other than on arms-length terms disclosed to Lender in writing; (xiv) change the state of any Borrower's organization or enter into any transaction which has the effect of changing any Borrower's state of organization except as provided for in Section 5.8; or (xv) agree to do any of the foregoing.

Greystone Business Credit II LLC	Loan and Security Agreement

5.21  Financial Covenants.

(a)  Capital Expenditures. Borrowers will not expend or commit to expend, directly or indirectly, for capital expenditures (including capital lease obligations) in excess of the amount set forth as the capital expenditure limitation in Section 8(a) of Schedule A in any fiscal year.

(b)  Net Worth. Borrowers will at all times maintain a net worth of at least the amount set forth in Section 8(b) of Schedule A.

(c)  Tangible Net Worth. Borrowers will at all times maintain a minimum tangible net worth of at least the amount set forth in Section 8(c) of Schedule A.

(d)  Working Capital. Borrowers will at all times maintain working capital of at least the amount set forth in Section 8(d) of Schedule A.

(e)  Net Losses. Borrowers will not permit their cumulative net loss to exceed the amount set forth in Section 8(e) of Schedule A.

(f)  Net Income. Borrowers will not permit their cumulative net income to be less than the amount set forth in Section 8(f) of Schedule A.

(g)  Leverage. Borrowers will not permit the ratio of their total liabilities to its net worth to exceed, at any time, the ratio set forth in Section 8(g) of Schedule A.

(h)  Other Financial Covenants. Borrowers will comply with any additional financial covenants set forth in Section 8(j) of Schedule A.

Greystone Business Credit II LLC	Loan and Security Agreement

6.	RELEASE AND INDEMNITY.

6.1  Release.

Borrowers hereby release Lender and its Affiliates and their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender (the "Released Parties") from any and all liability arising from acts or omissions under or pursuant to this Agreement, whether based on errors of judgment or mistake of law or fact, except for those arising from gross negligence or willful misconduct. However, in no circumstance will any of the Released Parties be liable for lost profits or other special or consequential damages. Such release is made on the date hereof and remade upon each request for a Loan or Credit Accommodation by any Borrower. Without limiting the foregoing:

(a)  Lender shall not be liable for (i) any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gave rise to an Account; (ii) any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account; (iii) settling any Account in good faith for less than the full amount thereof; or (iv) any of any Borrower's obligations under any contract or agreement giving rise to an Account; and

(b)  In connection with Credit Accommodations or any underlying transaction, Lender shall not be responsible for the conformity of any goods to the documents presented, the validity or genuineness of any documents, or any delay, default or fraud by any Borrower, shippers and/or any other Person. Borrowers agree that any action taken by Lender, if taken in good faith, or any action taken by an issuer of any Credit Accommodation, under or in connection with any Credit Accommodation, shall be binding on each Borrower and shall not create any resulting liability to Lender. In furtherance thereof, Lender shall have the full right and authority to clear and resolve any questions of non-compliance of documents, to give any instructions as to acceptance or rejection of any documents or goods, to execute for any Borrower's account any and all applications for steamship or airway guaranties, indemnities or delivery orders, to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the Credit Accommodations or applications and other documentation pertaining thereto.

6.2  Indemnity.

Each Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or the other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Credit Accommodation, the Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Credit Accommodation) (and for this purpose any charges to Lender by any issuer of Credit Accommodations shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrowers or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of the Released Parties). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement.

Greystone Business Credit II LLC	Loan and Security Agreement

7.	TERM.

7.1  Maturity Date.

Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement shall initially continue in effect for a term (the "Initial Term") from the date of this Agreement until the Initial Maturity Date set forth in Section 7 of Schedule A; provided, that the Initial Maturity Date shall automatically be extended (the Initial Maturity Date, as it may be so extended, being referred to as the "Maturity Date") for successive additional terms of one year each (each a "Renewal Term"), unless one party gives written notice to the other, not less than sixty days prior to the Maturity Date, that such party elects not to extend the Maturity Date. This Agreement and the other Loan Documents and Lender's security interests in and Liens upon the Collateral, and all representations, warranties and covenants of Borrowers contained herein and therein, shall remain in full force and effect after the Maturity Date until all of the monetary Obligations are indefeasibly paid in full.

7.2  Early Termination.

Lender's obligation to make Loans and to provide Credit Accommodations under this Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrowers, effective thirty business days after written notice of termination is given to Lender or (ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately. If so terminated under this Section 7.2, Borrowers shall pay to Lender (i) an early termination fee (the "Early Termination Fee") in the amount set forth in Section 6(h) of Schedule A plus (ii) any earned but unpaid Facility Fee. Such fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations. In addition, if Borrowers so terminate and repay the Obligations without having provided Lender with at least thirty days' prior written notice thereof, Borrowers shall pay to Lender, on the effective date of termination, an additional amount equal to thirty days of interest at the applicable interest rate(s), based on the average outstanding amount of the Obligations for the six month period immediately preceding the date of termination. Notwithstanding the foregoing, in the event that Borrowers restructure the ownership of the PCB Subsidiaries into a separate entity, Lender may, in its sole discretion, at Borrowers’ request, bifurcate the Loans into two separate loan facilities (with the Loans and other terms apportioned between the two facilities in a manner acceptable to Lender in its sole discretion) and Borrowers shall pay to Lender a bifurcation fee (the "Bifurcation Fee") in connection therewith in the amount set forth in Section 6(j) of Schedule A.

Greystone Business Credit II LLC	Loan and Security Agreement

7.3  Payment of Obligations.

On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay in full all Obligations, whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if, on the Maturity Date or on any earlier effective date of termination, there are any outstanding Credit Accommodations, then on such date Borrowers shall provide to Lender cash collateral in an amount equal to 110% of the Credit Accommodation Balance to secure all of the Obligations (including estimated attorneys' fees and other expenses) relating to said Credit Accommodations or such greater percentage or amount as Lender reasonably deems appropriate, pursuant to a cash pledge agreement in form and substance satisfactory to Lender.

7.4  Effect of Termination.

No termination shall affect or impair any right or remedy of Lender or relieve Borrowers of any of the Obligations until all of the monetary Obligations have been indefeasibly paid in full. Upon indefeasible payment and performance in full of all of the monetary Obligations (and the provision of cash collateral with respect to any Credit Accommodation Balance as required by Section 7.3) and termination of this Agreement, Lender shall promptly deliver to Borrowers termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Lender's security interests in the Collateral.

8.	EVENTS OF DEFAULT AND REMEDIES.

8.1  Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrowers shall give Lender immediate written notice thereof: (i) if any warranty, representation, statement, report or certificate made or delivered to Lender by any Borrower or any of any Borrower's officers, employees or agents is untrue or misleading; (ii) if any Borrower fails to pay when due any principal or interest on any Loan or any other monetary Obligation; (iii) if any Borrower breaches any covenant or obligation contained in this Agreement or any other Loan Document or fails to perform any other non-monetary Obligation; (iv) if any levy, assessment, attachment, seizure, lien, security interest or encumbrance (other than a Permitted Lien) is made or permitted to exist on all or any part of the Collateral; (v) if one or more judgments aggregating in excess of $150,000, or any injunction or attachment, is obtained against any Borrower or any Obligor which remains unstayed for more than ten days or is enforced; (vi) the occurrence of any default under any financing agreement, security agreement or other agreement, instrument or document executed and delivered by (A) any Borrower with, or in favor of, any Person other than Lender or (B) any Borrower or any Affiliate of any Borrower with, or in favor of, Lender or any Affiliate of Lender; (vii) the dissolution, death, termination of existence in good standing, insolvency or business failure or suspension or cessation of business as usual of any Borrower or any Obligor (or of any general partner of any Borrower or any Obligor if it is a partnership) or the appointment of a receiver, trustee or custodian for all or any part of the property of, or an assignment for the benefit of creditors by any Borrower or any Obligor, or the commencement of any proceeding by any Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or if any Borrower makes or sends a notice of a bulk transfer or calls a meeting of its creditors; (viii) the commencement of any proceeding against any Borrower or any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (ix) the actual or attempted revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, or any security document securing the Obligations, by any Obligor; (x) if any Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations attempts to limit or terminate its subordination agreement; (xi) if there is any actual or threatened indictment of any Borrower or any Obligor under any criminal statute or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which the potential penalties or remedies sought or available include forfeiture of property of any Borrower or such Obligor having an aggregate value greater than or equal to $150,000; (xii) if there is a change in the record or beneficial ownership of an aggregate of more than 25% of the outstanding shares of stock of any Borrower (or partnership or membership interests if it is a partnership or limited liability company), in one or more transactions, compared to the ownership of outstanding shares of stock (or partnership or membership interests) of any Borrower as of the date hereof, without the prior written consent of Lender; (xiii) if there is any change in the chief executive officer, chief operating officer or chief financial officer of any Borrower, and a replacement acceptable to Lender is not appointed within ninety days; (xiv) if an Event of Default occurs under any Loan and Security Agreement between Lender and an Affiliate of any Borrower; or (xv) if Lender determines in good faith that the Collateral is insufficient to fully secure the Obligations or that the prospect of payment of performance of the Obligations is impaired.

Greystone Business Credit II LLC	Loan and Security Agreement

8.2  Remedies.

Upon the occurrence of any Default, and at any time thereafter, Lender, at its option, may cease making Loans or otherwise extending credit to Borrowers under this Agreement or any other Loan Document. Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the UCC and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, upon the occurrence of any Event of Default, and at any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrowers), may do any one or more of the following: (i) cease making Loans or otherwise extending credit to Borrowers under this Agreement or any other Loan Document; (ii) accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any of the Obligations; (iii) take possession of any or all of the Collateral (in addition to Collateral of which it already has possession) wherever it may be found, and for that purpose each Borrower hereby authorizes Lender, without judicial process, to enter onto any of such Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain (or cause a custodian to remain) on the premises in exclusive control thereof, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, that if Lender seeks to take possession of any of the Collateral by court process, each Borrower hereby irrevocably waives (A) any bond and any surety or security relating thereto required by law as an incident to such possession, (B) any demand for possession prior to the commencement of any suit or action to recover possession thereof and (C) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (iv) require Borrowers to assemble any or all of the Collateral and make it available to Lender at one or more places designated by Lender which are reasonably convenient to Lender and Borrowers, and to remove the Collateral to such locations as Lender may deem advisable; (v) complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Lender shall have the right to use any Borrower's premises, vehicles and other Equipment and all other property without charge; (vi) sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit (a "Sale"), and to adjourn any such Sale from time to time without notice other than oral announcement at the time scheduled for Sale (and, in connection therewith, (A) Lender shall have the right to conduct such Sale on any Borrower's premises without charge, for such times as Lender deems reasonable, on Lender's premises, or elsewhere, and the Collateral need not be located at the place of Sale; (B) Lender may directly or through any of its Affiliates purchase or lease any of the Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and (C) any Sale of Collateral shall not relieve Borrowers of any liability Borrowers may have if any Collateral is defective as to title, physical condition or otherwise at the time of sale); (vii) demand payment of and collect any Accounts, Chattel Paper, Instruments and General Intangibles included in the Collateral and, in connection therewith, each Borrower irrevocably authorizes Lender to endorse or sign such Borrower's name on all collections, receipts, Instruments and other documents, to take possession of and open mail addressed to such Borrower and remove therefrom payments made with respect to any item of Collateral or Proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts, General Intangibles and the like for less than face value; and (viii) demand and receive possession of any of any Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or relating thereto. Borrowers recognize that if any Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or any of the Loan Documents, no remedy at law will provide adequate relief to Lender, and agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten days prior to such disposition and such notice shall (i) describe Lender and the applicable Borrower(s), (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Borrower(s) are entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect. In addition to the foregoing remedies, upon the occurrence of any Event of Default resulting from a breach of any of the financial covenants set forth in Section 5.21, Lender may, at its option, upon not less than ten days' prior notice to Borrowers, reduce any or all of the Advance Rates set forth in Section 1(b) of Schedule A to the extent Lender, in its sole discretion, deems appropriate. Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election or bar Lender from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

Greystone Business Credit II LLC	Loan and Security Agreement

8.3  Application of Proceeds.

Subject to any application required by law, all Proceeds realized as the result of any Sale shall be applied by Lender to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrowers or other persons legally entitled thereto; but Borrowers shall remain liable to Lender for any deficiency. If Lender, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any Sale, Lender shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of the cash therefor.

Greystone Business Credit II LLC	Loan and Security Agreement

9.	GENERAL PROVISIONS.

9.1  Notices.

All notices to be given under this Agreement shall be in writing and shall be given either personally, by reputable private delivery service, by regular first-class mail or certified mail return receipt requested, addressed to Lender or Borrowers at the address shown in the heading to this Agreement, or by facsimile to the facsimile number shown in Sections 9(a)(9), 9(b)(9), 9(c)(9), 9(d)(9), 9(e)(9), 9(f)(9) and 9(g)(9) of Schedule A, or at any other address (or to any other facsimile number) designated in writing by one party to the other party in the manner prescribed in this Section 9.1. All notices shall be deemed to have been given when received or when delivery is refused by the recipient.

9.2  Severability.

If any provision of this Agreement, or the application thereof to any party or circumstance, is held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

9.3  Integration.

This Agreement and the other Loan Documents represent the final, entire and complete agreement among Borrowers and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

9.4  Waivers.

The failure of Lender at any time or times to require Borrowers to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrowers. Borrowers waive demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which Borrowers are or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

Greystone Business Credit II LLC	Loan and Security Agreement

9.5  Amendment.

This Agreement may not be amended or modified except in a writing executed by Borrowers and a duly authorized officer of Lender.

9.6  Time of Essence.

Time is of the essence in the performance by Borrowers of each and every obligation under this Agreement and the other Loan Documents.

9.7  Attorneys Fees and Costs.

Borrowers shall reimburse Lender for all reasonable attorneys' and paralegals' fees (including in-house attorneys and paralegals employed by Lender) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Lender, pursuant to, in connection with, or relating to this Agreement, including all reasonable attorneys' fees and costs Lender incurs to prepare and negotiate this Agreement and the other Loan Documents; to obtain legal advice in connection with this Agreement and the other Loan Documents or Borrowers or any Obligor; to administer this Agreement and the other Loan Documents (including the cost of periodic financing statement, tax lien and other searches conducted by Lender); to enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; to commence, intervene in, or defend any action or proceeding; to enforce and protect, or to seek to enforce and protect, any of its rights and interests in any bankruptcy case of any Borrower, including by initiating and prosecuting any motion for relief from the automatic stay and by initiating, prosecuting or defending any other contested matter or adversary proceeding in bankruptcy; to file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; to examine, audit, copy, and inspect any of the Collateral or any of any Borrower's books and records; to protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interests in, the Collateral; and to otherwise represent Lender in any litigation relating to Borrowers or any Obligor. If either Lender or any Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

Greystone Business Credit II LLC	Loan and Security Agreement

9.8  Benefit of Agreement; Assignability.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrowers and Lender; provided, that no Borrower may assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release any Borrower from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents, and to sell participating interests therein, to one or more other Persons, and Borrowers agree to execute all agreements, instruments and documents requested by Lender in connection with each such assignment and participation.

9.9  Headings; Construction.

Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

9.10  GOVERNING LAW; CONSENT TO FORUM, ETC.

THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED, AND SHALL BE DEEMED TO HAVE BEEN MADE, IN NEW YORK COUNTY, NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK OR ANY STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER ALSO AGREES THAT ANY CLAIM OR DISPUTE BROUGHT BY SUCH BORROWER AGAINST LENDER PURSUANT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE IN THE MANNER AND SHALL BE DEEMED RECEIVED AS SET FORTH IN SECTION 9.1 FOR NOTICES, TO THE EXTENT PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

Greystone Business Credit II LLC	Loan and Security Agreement

9.11  WAIVER OF JURY TRIAL, ETC.

EACH BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR SUCH BORROWER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR SUCH BORROWER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; (II) THE RIGHT TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH RESPECT TO THE LOAN DOCUMENTS OR ANY MATTER RELATING THERETO, EXCEPT FOR COMPULSORY COUNTERCLAIMS; (III) NOTICE PRIOR TO LENDER'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.	JOINT AND SEVERAL LIABILITY

10.1 Notwithstanding anything to the contrary contained herein, all Obligations of each Borrower hereunder shall be joint and several obligations of Borrowers.

10.2 Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

Greystone Business Credit II LLC	Loan and Security Agreement

10.3 Each Borrower assumes responsibility for keeping itself informed of the financial condition of the each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower's Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that Lender shall not have any duty to advise such Borrower of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, Lender shall not be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

10.4 Lender is hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower's Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Lender; (ii) accept partial payments on a Borrower's Obligations; (iii) take and hold security or collateral for the payment of a Borrower's Obligations hereunder or for the payment of any guaranties of a Borrower's Obligations or other Obligations of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower's Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower's Obligations as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

Greystone Business Credit II LLC	Loan and Security Agreement

10.5 Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower's Obligations from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing Borrowers' Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers' Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of Borrowers' Obligations; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

10.6 No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower's Obligations or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder until the Obligations have been indefeasibly paid in full.

Greystone Business Credit II LLC	Loan and Security Agreement

IN WITNESS WHEREOF, Borrowers and Lender have signed this Agreement as of the date first set forth above.

Borrowers:	Lender:

TITAN GLOBAL HOLDINGS, INC.	GREYSTONE BUSINESS CREDIT II LLC

By /s/ BRYAN CHANCE	By /s/ DREW NIEDORF
Its CEO	Its Authorized Signatory

TITAN PCB WEST, INC.

By /s/ BRYAN CHANCE
Its CEO

TITAN PCB EAST, INC.

By /s/ BRYAN CHANCE
Its CEO

OBLIO TELECOM, INC.

By /s/ KURT JENSEN
Its CEO

TITAN WIRELESS COMMUNICATIONS, INC.

By /s/ BRYAN CHANCE
Its CEO

START TALK INC.

By /s/ BRYAN CHANCE
Its CEO

PINLESS, INC.

By /s/ BRYAN CHANCE
Its CEO

Signature Page to Loan and Security Agreement

Schedule A

Description of Certain Terms

This Schedule is an integral part of the Loan and Security Agreement among Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., Start Talk Inc., Pinless, Inc. and Greystone Business Credit II LLC (the "Agreement").

1. Loan Limits for Revolving Loans:

(a) Maximum Facility Amount:	$15,000,000

(b) Advance Rates:

(i) Accounts Advance Rate:
Subject to the reductions set forth below, 85%; provided, that such advance rate for Eligible Accounts owing by Clifton Prepaid of Dallas, Inc. or Clifton Prepaid Corporation is 50%; provided further, that, in addition to the foregoing, if the Dilution Percentage exceeds 2%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess

(ii) Inventory Advance Rate(s):

(A) Finished goods:	Subject to the reductions set forth below, 50%

(B) Raw materials:	Subject to the reductions set forth below, 50%

(C) Work in process:	Subject to the reductions set forth below, 0%

Schedule A - Page 1

Notwithstanding the foregoing, (1) if the Monthly Average Account Turnover for an Account Debtor of Oblio Telecom, Inc. exceeds 45 days, Lender may, at its option, reduce the Accounts Advance Rate for Eligible Accounts owing by such Account Debtor to Oblio Telecom, Inc. by 5%, and continue to reduce such Accounts Advance Rate by an additional 5% for each additional month that the Monthly Average Account Turnover for such Account Debtor exceeds 45 days, and (2) if (x) the consolidated net income of Oblio Telecom, Inc. and its Subsidiaries (excluding non-cash derivative accounting charges) is less than (I) $525,000 for the three month period ending on the last day of each month beginning January 31, 2007 through the end of the Term or (II) $2,100,000 on a cumulative basis for any fiscal year beginning with the fiscal year ending August 31, 2007 through the end of the Term, or (y) the consolidated Cash Flow of Oblio Telecom, Inc. and its Subsidiaries is less than (I) $1,575,000 for the three month period ending on the last day of each month beginning January 31, 2007 through the month ending March 31, 2007, (II) $1,708,333 for the three month period ending April 30, 2007, (III) $1,841,666 for the three month period ending May 31, 2007, (IV) $1,975,000 for each three month period ending June 30, 2007 and on the last day of each month thereafter through the end of the Term or (V) $7,900,000 on a cumulative basis for any fiscal year beginning with the fiscal year ending August 31, 2007 through the end of the Term, Lender may, at its option, reduce the Advance Rates above with respect to Oblio Telecom, Inc. by 5%, and continue to reduce such Advance Rates by an additional 5% for each additional month or fiscal year that any such event occurs.

(c) Accounts Sublimit:	Not applicable

(d) Inventory Sublimit(s):

(i) Overall sublimit on advances against Eligible Inventory	85% of the appraised net orderly liquidation value of Eligible Inventory

(ii) Sublimit on advances against finished goods	Not applicable

(iii) Sublimit on advances against raw materials	Not applicable

(iv) Sublimit on advances against work in process	Not applicable

(v) Sublimit on advances against PCB Inventory	$1,000,000

(vi) Sublimit on advances against Wireless Inventory	$1,000,000

(e) Credit Accommodation Limit:	$0

Schedule A - Page 2

(f) Permanent Reserve Amount:
(i) $200,000 for the period from the date hereof through January 31, 2007, (ii) $400,000 for the period from February 1, 2007 through February 28, 2007, (iii) $600,000 for the period from March 1, 2007 through March 31, 2007, (iv) $800,000 for the period from April 1, 2007 through April 30, 2007 and (v) $1,000,000 for the period from May 1, 2007 through the end of the Term

(g) Overadvance Amount:	Not applicable

2. Loan Limits for Term Loans:

(a) Principal Amount:

(i) Term Loan A:

(A) Equipment Advance	The lesser of $2,000,000 and 85% of the appraised net auction sale value of Borrowers' Eligible Equipment

(B) Real Property Advance:	Not applicable

(C) Capital Expenditure Advances:	Not applicable

(ii) Term Loan B:	$5,950,000

(b) Repayment Schedule:

(i) Term Loan A:

(A) Equipment Advance:
The Equipment Advance shall be repaid in equal consecutive monthly installments amortized over 48 months payable on the first day of each calendar month commencing February 1, 2007, with the entire unpaid balance due and payable on the Maturity Date; provided, that if after the date of the Agreement, the unpaid principal balance of the Equipment Advance exceeds 80% of an Updated Equipment Appraisal (as reflected in an appraisal conducted as of such time by an appraiser acceptable to Lender), then, at Lender's election, Borrowers shall repay such excess in 6 equal consecutive monthly installments payable on the first day of each calendar month commencing with the month immediately following such election by Lender (which payments shall be in addition to the regular amortization payments set forth above).

Schedule A - Page 3

(B) Real Property Advance:	Not applicable.

(C) Capital Expenditure Advances:	Not applicable.

(ii) Term Loan B Advance:
The Term Loan B Advance shall be repaid in equal consecutive monthly installments amortized over 48 months payable on the first day of each calendar month commencing February 1, 2007, with the entire unpaid balance due and payable on the Maturity Date

(iii) Mandatory Prepayment of Tax Refunds:
Proceeds of the Tax Refunds shall to be applied against the remaining installments of principal of Term Loan B in the inverse order of their maturities until Term Loan B is repaid in full, then against the remaining installments of principal of Term Loan A in the inverse order of their maturities until Term Loan A is repaid in full, and then against the Revolving Loans

Schedule A - Page 4

(iv) Mandatory Prepayment of Term Loan B:
In the event CapitalSource Finance, LLC for any reason will no longer provide financing to Lender with respect to the transactions set forth herein and demands repayment of amounts advanced with respect to this transaction, then (i) if such event occurs on or prior to March 31, 2007, Borrowers shall repay all of the outstanding Obligations with respect to Term Loan B within 180 days of the occurrence thereof, and (ii) if such event occurs after March 31, 2007, Borrowers shall repay all of the outstanding Obligations with respect to Term Loan B within 90 days of the occurrence thereof.

3. Interest Rates:

(a) Revolving Loans:	1.5% per annum in excess of the Prime Rate; provided, that such Interest Rate shall not at any time be lower than 6.0% per annum

(b) Term Loan:
6.0% per annum in excess of the Prime Rate; provided, that such Interest Rate shall be reduced by one-half of one percent (.5%) for every $1,000,000 reduction in the Term Loan; and provided further, that such Interest Rate shall not at any time be lower than 5.0% per annum in excess of the Prime Rate

4. Minimum Loan Amount:	Not applicable

5. Maximum Days:

(a) Maximum days after original invoice date for Eligible Accounts:	90 days

(b) Maximum days after original invoice due date for Eligible Accounts:	Not applicable

6. Fees:

(a) Closing Fee:	$369,250

(b) Facility Fee:

Schedule A - Page 5

(i) Initial Term Facility Fee:	An amount equal to one-half of one percent (.5%) per annum of the Term Loans

(ii) Renewal Term(s) Facility Fee:	An amount equal to one-half of one percent (.5%) per annum of the Term Loans.

(c) Servicing Fee:	An amount equal to three-tenths of one percent (.3%) of the then outstanding Revolving Loans.

(d) Unused Line Fee:	Two-tenths of one percent (.2%)

(e) Minimum Borrowing Fee:

(i) Applicable period:	Not applicable

(ii) Date payable:	Not applicable

(f) Success Fee:	Not applicable

(g) Shares:	500,000 common shares of stock of Titan Global Holdings, Inc.

(h) Early Termination Fee:	An amount equal to 1.0% of the sum of the Maximum Facility Amount and the amount of the Term Loans, if such prepayment occurs two (2) years or more prior to the end of the Initial Term

(i) Credit Accommodation Fees:	Not applicable

(j) Bifurcation Fee:	An amount equal to 1.0% of the then outstanding Loans.

(k) Administration Fee:	$20,000 per month

7. Initial Maturity Date:	December 29, 2009

8. Financial Covenants:

(a) Capital Expenditure Limitation:	Not applicable

(b) Minimum Net Worth Requirement:	Not applicable

(c) Minimum Tangible Net Worth:	Not applicable

(d) Minimum Working Capital:	Not applicable

Schedule A - Page 6

(e) Maximum Cumulative Net Loss:	$1,000,000 on a cumulative basis for the period from September 1, 2006 through the end of the Term

(f) Minimum Cumulative Net Income:	Not applicable

(g) Maximum Leverage Ratio:	Not applicable

(h) Limitation on Purchase Money Security Interests:	$1,000,000

(i) Limitation on Equipment Leases:	$1,000,000

(j) Additional Financial Covenants:	None

9. Borrowers Information:

(a) With respect to Titan Global Holdings, Inc.:

(1) Prior Names of Borrower:	Ventures-National Incorporated

(2) Prior Trade Names of Borrower:	Titan General Holdings, Inc.

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	Not applicable

(5) Other Locations:	407 International Parkway, Suite 403, Richardson, TX 75081

(6) Litigation:	None

(7) Ownership of Borrower:	There are approximately 1,316 holders of record of Titan Global Holding, Inc.’s Common Stock.

(8) Subsidiaries (and ownership thereof):	Borrower owns 100% interest in each of (i) Oblio Telecom, Inc., (ii) Titan Wireless Communications, Inc., (iii) Titan PCB East, Inc. and (iv)Titan PCB West, Inc.

(9) Facsimile Numbers:

Schedule A - Page 7

(a) Borrower:	(972) 470-9100

(b) Lender:	(212) 896-9199

(b) With respect to Titan PCB West, Inc.:

(1) Prior Names of Borrower:	Titan EMS, Manufacturing Holding Corporation, SVPC Partners LLC

(2) Prior Trade Names of Borrower:	None

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	44358 Old Warm Springs Blvd, Fremont, CA 94538

(5) Other Locations:	None

(6) Litigation:	None

(7) Ownership of Borrower:	Owned by Titan Global Holdings, Inc.

(8) Subsidiaries (and ownership thereof):	None

(9) Facsimile Numbers:

(a) Borrower:	(510) 824-1201

(b) Lender:	(212) 896-9199

(c) With respect to Titan PCB East, Inc.:

(1) Prior Names of Borrower:	None

(2) Prior Trade Names of Borrower:	None

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	Two Industrial Way, Amesbury, MA 01913

Schedule A - Page 8

(5) Other Locations:	None

(6) Litigation:	None

(7) Ownership of Borrower:	Owned by Titan Global Holdings, Inc.

(8) Subsidiaries (and ownership thereof):	None

(9) Facsimile Numbers:

(a) Borrower:	(978) 388-8991

(b) Lender:	(212) 896-9199

(d) With respect to Oblio Telecom, Inc.:

(1) Prior Names of Borrower:	None

(2) Prior Trade Names of Borrower:	Oblio Telecom, LLP

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	407 International Parkway, Suite 403, Richardson, TX 75081

(5) Other Locations:	(i) Cellstar - 6013 Royal Ln, Coppell, TX, 75019

(ii) Ontronics - 850 N. Dorothy #510, Richardson, TC 75081

(6) Litigation:	(i) Oblio v. AT&T Corp. in the United States District Court Northern District of Texas

(ii) Oblio v. AT&T Corp.- AAA Arbitration

(7) Ownership of Borrower:	Owned by Titan Global Holdings, Inc.

(8) Subsidiaries (and ownership thereof):	Borrower owns 100% interest in each of Pinless, Inc. and Start Talk Inc.

(9) Facsimile Numbers:

(a) Borrower:	(972) 470-9105

Schedule A - Page 9

(b) Lender:	(212) 896-9199

(e) With respect to Titan Wireless Communications, Inc.:

(1) Prior Names of Borrower:	None

(2) Prior Trade Names of Borrower:	None

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	407 International Parkway, Suite 403, Richardson, TX 75081

(5) Other Locations:	(i) Cellstar - 6013 Royal Ln, Coppell, TX, 75019

(ii) Ontronics - 850 N. Dorothy #510, Richardson, TC 75081

(6) Litigation:	None

(7) Ownership of Borrower:	Owned by Titan Global Holdings, Inc.

(8) Subsidiaries (and ownership thereof):	None

(9) Facsimile Numbers:

(a) Borrower:	(972) 470-9105

(b) Lender:	(212) 896-9199

(f) With respect to Start Talk Inc.:

(1) Prior Names of Borrower:	None

(2) Prior Trade Names of Borrower:	None

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	None

Schedule A - Page 10

(5) Other Locations:	407 International Parkway, Suite 403, Richardson, TX 75081

(6) Litigation:	None

(7) Ownership of Borrower:	Owned by Oblio Telecom, Inc.

(8) Subsidiaries (and ownership thereof):	None

(9) Facsimile Numbers:

(a) Borrower:	(972) 470-9105

(b) Lender:	(212) 896-9199

(g) With respect to Pinless, Inc.:

(1) Prior Names of Borrower:	None

(2) Prior Trade Names of Borrower:	None

(3) Existing Trade Names of Borrower:	None

(4) Inventory Locations:	None

(5) Other Locations:	407 International Parkway, Suite 403, Richardson, TX 75081

(6) Litigation:	None

(7) Ownership of Borrower:	Owned by Oblio Telecom, Inc.

(8) Subsidiaries (and ownership thereof):	None

(9) Facsimile Numbers:

(a) Borrower:	(972) 470-9105

(b) Lender:	(212) 896-9199

10. Description of Real Property:	N/A

11. Lender's Bank:	Bank of America

Schedule A - Page 11

12. Other Covenants:
(a)  Upon Lender's request, and, in any event, not earlier than 30 days before each anniversary of the date of the Agreement during the Term, and not later than 30 days after each anniversary of the date of the Agreement during the Term, and at such other times as Lender may request, Borrowers will cause to be prepared and delivered to Lender an updated auction sale value appraisal of Borrowers’ Equipment (the "Updated Equipment Appraisal") by an independent appraiser acceptable to Lender, each of which Updated Equipment Appraisals shall include all Equipment acquired by Borrowers after the date of the Agreement.

13. Exceptions to Negative Covenants:	[to be inserted]

14. Commercial Tort Claims	[to be inserted]

Schedule A - Page 12

IN WITNESS WHEREOF, Borrowers and Lender have signed this Schedule A as of the date set forth in the heading to the Agreement.

Borrowers:	Lender:

TITAN GLOBAL HOLDINGS, INC.	GREYSTONE BUSINESS CREDIT II LLC

By	By
Its	Its Authorized Signatory

TITAN PCB WEST, INC.

By
Its

TITAN PCB EAST, INC.

By
Its

OBLIO TELECOM, INC.

By
Its

TITAN WIRELESS COMMUNICATIONS, INC.

By
Its

START TALK INC.

By
Its

PINLESS, INC.

By
Its

Signature Page to Schedule A to Loan and Security Agreement

Schedule B

Definitions

This Schedule is an integral part of the Loan and Security Agreement among Titan Global Holdings, Inc., Titan PCB West, Inc., Titan PCB East, Inc., Oblio Telecom, Inc., Titan Wireless Communications, Inc., Start Talk Inc., Pinless, Inc. and Greystone Business Credit II LLC (the "Agreement").

As used in the Agreement, the following terms have the following meanings:

"Account" has the meaning set forth in the UCC.

"Account Debtor" has the meaning set forth in the UCC.

"Account Proceeds" has the meaning set forth in Section 4.1.

"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Schedule A.

"Accounts Sublimit" means the amount set forth in Section 1(c) of Schedule A.

"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.

"Affiliate" means, with respect to any Person, a relative, partner, shareholder, member, manager, director, officer, or employee of such Person, any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person or any other Person affiliated, directly or indirectly, by virtue of family membership, ownership, management or otherwise.

"Agreement" and "this Agreement" mean the Loan and Security Agreement of which this Schedule B is a part and the Schedules thereto.

"Availability" has the meaning set forth in Section 1.1(a)

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

"Bifurcation Fee" has the meaning set forth in Section 7.2.

"Blocked Account" has the meaning set forth in Section 4.1.

"Borrower” and “Borrowers” has the meaning set forth in the heading to the Agreement.

Schedule B - Page 1

"Borrowers' Address" has the meaning set forth in the heading to the Agreement.

"Business Day" means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

"Capital Expenditure Advance" has the meaning set forth in Section 1.1(b).

"Capital Expenditure Equipment" means Eligible Equipment acquired by Borrowers after the date of this Agreement with Capital Expenditure Advances.

"Cash Flow" means with respect to any period, net income plus depreciation and amortization for such period, minus interest payable in cash during such period, minus actual principal payments made with respect to long term debt during such period.

"Chattel Paper" has the meaning set forth in the UCC.

"Closing Fee" has the meaning set forth in Section 2.2(a).

"Collateral" means all property and interests in property in or upon which a security interest or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of Borrowers described in Section 3.1.

"Commercial Tort Claims" has the meaning set forth in the UCC.

"Credit Accommodation" has the meaning set forth in Section 1.1(a).

"Credit Accommodation Balance" means the sum of (i) the aggregate undrawn face amount of all outstanding Credit Accommodations and (ii) all interest, fees and costs due or, in Lender's estimation, likely to become due in connection therewith.

"Credit Accommodation Fees" has the meaning set forth in Section 2.2(h).

"Credit Accommodation Limit" means the amount set forth in Section 1(e) of Schedule A.

"Default" means any event which with notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 2.1.

"Deposit Account" has the meaning set forth in the UCC.

"Dilution Percentage" means the gross amount of all returns, allowances, discounts, credits, write-offs and similar items relating to a Borrower's Accounts computed as a percentage of such Borrower's gross sales, calculated on a ninety (90) day rolling average.

Schedule B - Page 2

"Document" has the meaning set forth in the UCC.

"Early Termination Fee" has the meaning set forth in Section 7.2.

"Electronic Chattel Paper" has the meaning set forth in the UCC.

"Eligible Account" means, at any time of determination, an Account which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Accounts upon at least fifteen days' prior notice to Borrowers). An Account shall be deemed to meet the current general criteria if (i) neither the Account Debtor nor any of its Affiliates is an Affiliate, creditor or supplier of any Borrower; (ii) it does not remain unpaid more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 5(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 5(b) of Schedule A; (iii) the Account Debtor or its Affiliates are not past due on other Accounts owing to any Borrower comprising more than 50% of all of the Accounts owing to such Borrower by such Account Debtor or its Affiliates; (iv) all Accounts owing by the Account Debtor or its Affiliates do not represent more than (A) for the period from the date hereof through March 31, 2007, 20% of all otherwise Eligible Accounts and (B) for the period from April 1, 2007 through the end of the Term, 18% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed the applicable percentage of all otherwise Eligible Account as set forth in this clause (iv)); (v) no covenant, representation or warranty contained in this Agreement with respect to such Account (including any of the representations set forth in Section 5.4) has been breached; (vi) the Account is not subject to any contra relationship, counterclaim, dispute or set-off (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (vi) shall be considered Eligible Accounts to the extent of the amount thereof which is not affected by such contra relationships, counterclaims, disputes or set-offs); (vii) the Account Debtor's chief executive office or principal place of business is located in the United States or Provinces of Canada which have adopted the Personal Property Security Act or a similar act, unless (A) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its sole discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender or (B) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender; (viii) it is absolutely owing to a Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings; (ix) Lender shall have verified the Account in a manner satisfactory to Lender; (x) the Account Debtor is not the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless such Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar state or local law in a manner satisfactory to Lender; (xi) it is at all times subject to Lender's duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by such Borrower and accepted by the Account Debtor; (xii) the Account is not evidenced by Chattel Paper or an Instrument of any kind and has not been reduced to judgment; (xiii) the Account Debtor's total indebtedness to such Borrower does not exceed the amount of any credit limit established by such Borrower or Lender and the Account Debtor is otherwise deemed to be creditworthy by Lender (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits); (xiv) there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which might result in any adverse change in the Account Debtor's financial condition or impair or delay the collectibility of all or any portion of such Account; (xv) Lender has been furnished with all documents and other information pertaining to such Account which Lender has requested, or which Borrowers are obligated to deliver to Lender, pursuant to this Agreement; (xvi) no Borrower has made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above; and (xvii) no Borrower has posted a surety or other bond in respect of the contract under which such Account arose.

Schedule B - Page 3

"Eligible Equipment" means, at any time of determination, Equipment owned by Borrowers which is not subject to any Lien (other than the Lien granted to Lender pursuant to the Agreement) and which Lender, in its sole discretion, deems to be eligible for borrowing purposes.

"Eligible Inventory" means, at any time of determination, Inventory (other than packaging materials and supplies) which satisfies the general criteria set forth below and which is otherwise acceptable to Lender (provided, that Lender may, in its sole discretion, change the general criteria for acceptability of Eligible Inventory upon at least fifteen days' prior written notice to Borrowers). Inventory shall be deemed to meet the current general criteria if (i) it consists of raw materials or finished goods, or work-in-process that is readily marketable in its current form; (ii) it is in good, new and saleable condition; (iii) it is not slow-moving, obsolete, unmerchantable, returned or repossessed; (iv) it is not in the possession of a processor, consignee or bailee, or located on premises leased or subleased to any Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor, consignee, bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto; (v) it meets all standards imposed by any governmental agency or authority; (vi) it conforms in all respects to any covenants, warranties and representations set forth in the Agreement; (vii) it is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; and (viii) it is situated at an Inventory Location listed in Sections 9(a)(4), 9(b)(4), 9(c)(4), 9(d)(4), 9(e)(4), 9(f)(4) or 9(g)(4) of Schedule A or other location of which Lender has been notified as required by Section 5.8.

Schedule B - Page 4

"Eligible Real Property" means, at any time of determination, Real Property owned by any Borrower which Lender, in its sole discretion, deems to be eligible for borrowing purposes.

"Equipment" has the meaning set forth in the UCC.

"Equipment Advance" has the meaning set forth in Section 1.1(b).

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

"Event of Default" has the meaning set forth in Section 8.1.

"Facility Fees" means, collectively, the Initial Term Facility Fee and the Renewal Term Facility Fee.

"Federal Excise Tax Refund" means any refund payment or similar benefit to a Borrower relating to Federal Excise Taxes with respect to a Borrower, whether received from the applicable governmental authority or from another Person, whether made to or on behalf such Borrower, and whether received in cash, in kind or as a credit against past or future obligations.

"Fixtures" has the meaning set forth in the UCC.

"GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

"General Intangibles" has the meaning set forth in the UCC.

"Goods" has the meaning set forth in the UCC.

"Initial Maturity Date" means the date set forth in Section 7 of Schedule A.

"Initial Term" has the meaning set forth in Section 7.1.

"Initial Term Facility Fee" has the meaning set forth in Section 2.2(b).

"Instrument" has the meaning set forth in the UCC.

"Inventory" has the meaning set forth in the UCC.

"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of Schedule A.

Schedule B - Page 5

"Inventory Sublimit" means the amount(s) set forth in Section 1(d) of Schedule A.

"Investment Property" has the meaning set forth in the UCC.

"Lender" has the meaning set forth in the heading to the Agreement.

"Letter-of-Credit Right" has the meaning set forth in the UCC.

"Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract, including rights of sellers under conditional sales contracts or title retention agreements and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

"Loan Account" has the meaning set forth in Section 2.4.

"Loan Documents" means, collectively, the Agreement and all notes, guaranties, security agreements, certificates, landlord's agreements, Lock Box and Blocked Account agreements and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower or any Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

"Loan Limits" means, collectively, the Availability limits and all other limits on the amount of Loans and Credit Accommodations set forth in this Agreement.

"Loans" means, collectively, the Revolving Loans and any Term Loan.

"Lock Box" has the meaning set forth in Section 4.1.

"Maturity Date" has the meaning set forth in Section 7.1.

"Maximum Facility Amount" means the amount set forth in Section 1(a) of Schedule A.

"Minimum Borrowing Fee" has the meaning set forth in Section 2.2(e).

"Minimum Loan Amount" means the amount set forth in Section 4 of Schedule A.

"Monthly Average Account Turnover" means, with respect to an Account Debtor, the average number of days existing between the original invoice date of an Account and the actual payment for such Account, for all Accounts paid during the preceding month.

Schedule B - Page 6

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrowers or any Borrower to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Credit Accommodation, guaranty, indemnification or otherwise (including all fees, costs and other amounts which may be owing to issuers of Credit Accommodations and all taxes, duties, freight, insurance, costs and other expenses, costs or amounts payable in connection with Credit Accommodations or the underlying goods), whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrowers' indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute, including all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, Closing Fees, Facility Fees, Servicing Fees, Unused Line Fees, Minimum Borrowing Fees, Success Fees, amounts owing under warrants, Credit Accommodation Fees and any other sums chargeable to Borrowers under this Agreement or under any other Loan Document.

"Obligor" means any guarantor, endorser, acceptor, surety or other person liable on, or with respect to, the Obligations or who is the owner of any property which is security for the Obligations, other than any Borrower.

"Overadvance Amount" means the amount set froth in Section 1(g) of Schedule A.

"PCB Inventory" means Inventory owned by any PCB Subsidiary.

"PCB Subsidiaries" means Titan PCB West, Inc. and Titan PCB East, Inc..

"Permitted Liens" means: (i) purchase money security interests in specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(h) of Schedule A; provided, that such Equipment is purchased on or after the date hereof; (ii) leases of specific items of Equipment in an aggregate amount not to exceed the limit set forth in Section 8(i) of Schedule A; (iii) Liens for taxes not yet due and payable; (iv) additional Liens which are fully subordinate to the security interests of Lender and are consented to in writing by Lender; (v) security interests being terminated concurrently with the execution of this Agreement; (vi) Liens of materialmen, mechanics or carriers, but excluding Liens in favor of warehousemen, arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (i) or (ii) above; provided, that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and (ix) security deposits posted in connection with real property leases or subleases. Lender will have the right to require, as a condition to its consent under clause (iv) above, that the holder of the additional Lien sign an intercreditor agreement in form and substance satisfactory to Lender, in its sole discretion, acknowledging that the Lien is subordinate to the security interests of Lender, and agreeing not to take any action to enforce its subordinate Lien so long as any Obligations remain outstanding, and that Borrowers agree that any uncured default in any obligation secured by the subordinate Lien shall also constitute an Event of Default under this Agreement.

Schedule B - Page 7

"Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

"Prime Rate" means, at any given time, the prime rate as quoted in The Wall Street Journal as the base rate on corporate loans posted as of such time by at least 75% of the nation's 30 largest banks (which rate is not necessarily the lowest rate offered by such banks).

"Proceeds" has the meaning set forth in the UCC.

"Real Property" means the real property described in Section 10 of Schedule A.

"Real Property Advance" has the meaning set forth in Section 1.1(b).

"Released Parties" has the meaning set forth in Section 6.1.

"Renewal Term" has the meaning set forth in Section 7.1.

"Renewal Term Facility Fee" has the meaning set forth in Section 2.2(b).

"Reserves" has the meaning set forth in Section 1.2.

"Revolving Loans" has the meaning set forth in Section 1.1(a).

"Sale" has the meaning set forth in Section 8.2.

"Servicing Fee" has the meaning set forth in Section 2.2(c).

"Shares" has the meaning set forth in Section 2.2(g).

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination.

Schedule B - Page 8

"Success Fee" has the meaning set forth in Section 2.2(f).

"Tangible Chattel Paper" has the meaning set forth in the UCC.

"Tax Refunds" means collectively the Federal Excise Tax Refund and the Universal Service Fund Refund.

"Term" means the period commencing on the date of this Agreement and ending on the Maturity Date.

"Term Loans" means collectively Term Loan A and Term Loan B.

"Term Loan A" has the meaning set forth in Section 1.1(b).

"Term Loan B" has the meaning set forth in Section 1.1(c).

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York.

"Universal Service Fund Refund" means any refund payment or similar benefit to a Borrower relating to Universal Service Fund payments with respect to a Borrower, whether received from the applicable governmental authority or from another Person, whether made to or on behalf of such Borrower and whether received in cash, in kind or as a credit against future obligations.

"Unused Line Fee" has the meaning set forth in Section 2.2(d).

"Updated Equipment Appraisal" has the meaning set forth in Section 12 of Schedule A.

"Wireless Inventory" means Inventory owned by Titan Wireless Communications, Inc.

All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the UCC, to the extent such terms are defined therein. The term "including," whenever used in this Agreement, shall mean "including but not limited to." The singular form of any term shall include the plural form, and vice versa, when the context so requires. References to Sections, subsections and Schedules are to Sections and subsections of, and Schedules to, this Agreement. All references to agreements and statutes shall include all amendments thereto and successor statutes in the case of statutes.

Schedule B - Page 9

IN WITNESS WHEREOF, Borrowers and Lender have signed this Schedule B as of the date set forth in the heading to the Agreement.

Borrowers:	Lender:

TITAN GLOBAL HOLDINGS, INC.	GREYSTONE BUSINESS CREDIT II LLC

By	By
Its	Its Authorized Signatory

TITAN PCB WEST, INC.

By
Its

TITAN PCB EAST, INC.

By
Its

OBLIO TELECOM, INC.

By
Its

TITAN WIRELESS COMMUNICATIONS, INC.

By
Its

START TALK INC.

By
Its

PINLESS, INC.

By
Its

Signature Page to Schedule B to Loan and Security Agreement

Exhibit A

FORM OF TERM NOTE A

$______________	New York, New York
_____________, ____

FOR VALUE RECEIVED, the undersigned ("Borrowers"), hereby unconditionally promise to pay, jointly and severally, to the order of Greystone Business Credit II LLC ("Lender"), a ______________ limited liability company having an address at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note A ("Term Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________ and __/100 Dollars ($____________). Reference is hereby made to the Loan and Security Agreement among Borrowers and Lender of even date herewith (the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. This Term Note evidences a Term Loan A Advance described in the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note shall be payable in full on the Maturity Date. Prior thereto, the Term Note shall be repayable as set forth in the Loan Agreement.

Borrowers further promise to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate as set forth in the Loan Agreement. Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note shall, at Lender's option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to the Term Loan from time to time in effect plus three percent (3.0%). Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing [insert date which is the first day of the calendar month following the month in which the advance was made] and on the Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrowers any such excess interest received by Lender.

Exhibit A - Page 1

Subject to Section 7.2 of the Loan Agreement, Borrowers may, prepay the outstanding principal balance hereof in whole or in part. Any partial prepayment of the Term Loan shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities.

Upon and after the occurrence of an Event of Default, this Term Note may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Payments received by Lender from Borrowers on this Term Note shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrowers.

THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. If any provision of this Term Note or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note, which shall continue in full force and effect. Whenever in this Term Note reference is made to Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Exhibit A - Page 2

Borrowers:

TITAN GLOBAL HOLDINGS, INC.

By
Its

TITAN PCB WEST, INC.

By
Its

TITAN PCB EAST, INC.

By
Its

OBLIO TELECOM, INC.

By
Its

TITAN WIRELESS COMMUNICATIONS, INC.

By
Its

START TALK INC.

By
Its

PINLESS, INC.

By
Its

Exhibit A - Page 3

Exhibit B

FORM OF TERM NOTE B

$______________	New York, New York
_____________, ____

FOR VALUE RECEIVED, the undersigned ("Borrowers"), hereby unconditionally promise to pay, jointly and severally, to the order of Greystone Business Credit II LLC ("Lender"), a ______________ limited liability company having an address at 152 West 57th Street, 60th Floor, New York, New York 10019, or at such other place as the holder of this Term Note B ("Term Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ________________________ and __/100 Dollars ($____________). Reference is hereby made to the Loan and Security Agreement among Borrowers and Lender of even date herewith (the "Loan Agreement") for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. This Term Note evidences a Term Loan B Advance described in the Loan Agreement. Capitalized terms used herein which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

The outstanding principal balance of this Term Note shall be payable in full on the Maturity Date. Prior thereto, the Term Note shall be repayable as set forth in the Loan Agreement.

Borrowers further promise to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at the per annum rate as set forth in the Loan Agreement. Following the occurrence and during the continuance of an Event of Default the entire outstanding principal balance of this Term Note shall, at Lender's option, bear interest until paid in full at a per annum rate equal to the interest rate applicable to the Term Loan from time to time in effect plus three percent (3.0%). Until maturity, interest on the outstanding principal amount hereof shall be payable in arrears on the first day of each month, commencing [insert date which is the first day of the calendar month following the month in which the advance was made] and on the Maturity Date. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. Interest as aforesaid shall be charged for the actual number of days elapsed over a year consisting of three hundred sixty (360) days on the actual daily outstanding balance hereof. Changes in the interest rate provided for herein which are due to changes in the Prime Rate shall be effective on the date of the change in the Prime Rate.

Notwithstanding anything to the contrary contained herein, the aggregate of all interest hereunder and charged or collected by Lender is not intended to exceed the highest rate permissible under any applicable law, but if it should, such interest shall automatically be reduced to the extent necessary to comply with applicable law and Lender will refund to Borrowers any such excess interest received by Lender.

Exhibit B - Page 1

Subject to Section 7.2 of the Loan Agreement, Borrowers may, prepay the outstanding principal balance hereof in whole or in part. Any partial prepayment of the Term Loan shall be applied to the unpaid installments of the Term Loan in the inverse order of their maturities.

Upon and after the occurrence of an Event of Default, this Term Note may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Payments received by Lender from Borrowers on this Term Note shall be applied to the Obligations as provided in the Loan Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are hereby waived by Borrowers.

THIS TERM NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. If any provision of this Term Note or the application thereof shall be held to be void or unenforceable by any court of competent jurisdiction, such defect shall not affect the remainder of this Term Note, which shall continue in full force and effect. Whenever in this Term Note reference is made to Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

Exhibit B - Page 2

Borrowers:

TITAN GLOBAL HOLDINGS, INC.

By
Its

TITAN PCB WEST, INC.

By
Its

TITAN PCB EAST, INC.

By
Its

OBLIO TELECOM, INC.

By
Its

TITAN WIRELESS COMMUNICATIONS, INC.

By
Its

START TALK INC.

By
Its

PINLESS, INC.

By
Its

Exhibit B - Page 3